Exhibit 10.5

AMENDED AND RESTATED

TELLURIAN INVESTMENTS INC.

2016 OMNIBUS INCENTIVE PLAN

Effective as of June 14, 2016

1. Purpose; Eligibility.

1.1 General Purpose. The name of this plan is the Amended and Restated Tellurian Investments Inc. 2016 Omnibus Incentive Plan (the “Plan”), which amends and restates the original Tellurian Investments Inc. 2016 Omnibus Incentive Plan that was adopted by the Board of Directors (the “Board”) of Tellurian Investments Inc., a Delaware corporation (the “Company”) on March 3, 2016. The purposes of the Plan are to (a) enable the Company and its Affiliates to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long-term success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business.

1.2 Eligible Award Recipients. The Persons eligible to receive Awards are the Employees, Consultants and Directors.

1.3 Available Awards. Awards that may be granted under the Plan are: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Restricted Stock, (d) Phantom Stock, (e) Vested Stock, and (f) Other Stock-Based Awards.

2. Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company; provided, however, that with respect to Incentive Stock Options, the term “Affiliate” means only a “parent corporation” of the Company or a “subsidiary corporation” of the Company (as such terms are defined in Sections 424(e) and (f) of the Code and determined in accordance with Section 421 of the Code); and provided further, that with respect to grants of Non-Qualified Options that are intended to be exempt from Section 409A of the Code pursuant to Treasury Regulation Section 1.409A-1(b)(5)(i)(A), the term “Affiliate” means only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.

“Award” means any Incentive Stock Option, Non-qualified Stock Option, Restricted Stock, Phantom Stock, Vested Stock and Other Stock-Based Awards granted under the Plan.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and, to the extent of any conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan shall control.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means, unless the applicable Award Agreement provides otherwise:

With respect to any Employee or Consultant: (a) If the Employee or Consultant is a party to a then-effective written employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Cause (or words of like import), the definition contained therein; or (b) If no such agreement exists or is then-effective, or if such agreement does not define Cause (or words of like import): (i) failure by such Employee or Consultant to perform such duties as are reasonably requested by the Board; (ii) material breach by such Employee or Consultant of any agreement with the Company or an Affiliate, or a material violation of the Company’s or an Affiliate’s code of conduct or other written policy; (iii) commission of, or plea of guilty or no contest to, by such Employee or Consultant a crime involving moral turpitude or a felony, or the commission by such Employee or Consultant of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (iv) use by such Employee or Consultant of illegal drugs or abuse of alcohol that materially impairs the Participant’s ability to perform his or her duties to the Company or an Affiliate; or (v) gross negligence or willful misconduct by such Employee or Consultant with respect to the Company or an Affiliate.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the Director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means:

(a) The acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of the combined voting power of the then outstanding voting securities of the Company; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any Affiliate, (ii) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (iii) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or (iv) the acquisition of securities pursuant to an offer made to the general public through a registration statement filed with the Securities and Exchange Commission;

(b) The sale, transfer or other disposition of all or substantially all of the assets of the Company to any Person other than an Affiliate; or

(c) A change in the composition of the Board occurring within a one-year period as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” are Directors who either (i) are members of the Board as of the effective date of the Plan, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination.

Notwithstanding the foregoing, in any circumstance or transaction in which compensation payable pursuant to this Plan or an Award Agreement would be subject to the tax under Section 409A of the Code if the foregoing definition of “Change in Control” were to apply, but would not be so subject if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5), then “Change in Control” means, but only with respect to the applicable Participant and only to the extent necessary to prevent such compensation from becoming subject to the tax under Section 409A of the Code, a transaction or circumstance that satisfies the requirements of both (1) a Change in Control under the applicable clause (a) through (c) above, and (2) a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and administrative guidance promulgated thereunder.

“Committee” means the Board or, if the Board so appoints, a committee of one or more Persons appointed by the Board to administer the Plan.

“Common Stock” means the common stock, $.001 par value per share, of the Company.

“Company” means Tellurian Investments Inc., a Delaware corporation, and any successor thereto.

“Consultant” means any individual who is engaged by the Company or by any Affiliate to render consulting or advisory services for compensation.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. Subject to Section 409A of the Code, the Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Affiliates; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company or any Affiliate for Cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants, with the Company or its Affiliates; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion; or (v) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Company or any of its Affiliates, as determined by the Committee in its sole discretion.

“Director” means an individual who is a member of the Board or of the board of any Affiliate.

“Disability” means that the Participant has experiences a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code. The determination of whether a Participant has experienced a Disability shall be determined under procedures established by the Committee. Notwithstanding the foregoing, in any circumstance or transaction in which compensation payable pursuant to this Plan or an Award Agreement would be subject to the tax under Section 409A of the Code if the foregoing definition of “Disability” were to apply, then “Disability” means (i) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, for a period of not less than three (3) months under the Company’s or applicable Affiliate’s accident and health plan.

“Disqualifying Disposition” has the meaning set forth in Section 16.10.

“Effective Date” shall mean June 14, 2016.

“Employee” means any individual, including an officer or Director, employed by the Company or by an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or by an Affiliate shall not be sufficient to constitute “employment” by the Company or by an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor law thereto.

“Fair Market Value” means, on a given date, (i) if there is a public market for the shares of Common Stock on such date, the closing price of the shares as reported on such date on the principal national securities exchange on which the shares are listed or, if no sales of shares have been reported on any national securities exchange, then the immediately preceding date on which sales of the shares have been so reported or quoted, (ii) if there is no public market for the shares of Common Stock on such date, then the fair market value shall be determined by the Committee in good faith after taking into consideration all factors which it deems appropriate, including, without limitation, Sections 409A and 422 of the Code and (iii) in the case of any property other than shares of Common Stock, the value determined in accordance with the foregoing.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an option to purchase Common Stock that qualifies as an incentive stock option within the meaning of Section 422 of the Code and that is granted pursuant to the Plan.

“Non-qualified Stock Option” means an option to purchase Common Stock that is not an Incentive Stock Option and that is granted pursuant to the Plan.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option.

“Optionholder” means a Participant to whom an Option is granted and who holds such Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Participant” means an Employee, Consultant or Director to whom an Award is granted and who holds such Award as an outstanding Award or, if applicable, such other person who holds an outstanding Award.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; or (b) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Phantom Stock” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to such terms, conditions and restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time), if any, as set forth in the Plan and in the applicable Award Agreement and granted under Section 7 of the Plan.

“Plan” means the Amended and Restated Tellurian Investments Inc. 2016 Omnibus Incentive Plan, as amended from time to time.

“Restricted Stock” means a grant of Common Stock that is subject to certain specified terms, conditions and restrictions (including, without limitation, a requirement that the Participant provide Continuous Service for a specified period of time) and that is granted under Section 7 of the Plan.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate.

“Vested Stock” means a grant of Common Stock that is not subject to a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) at the time of grant but that may be subject to certain specified restrictions as set forth in the Plan and the applicable Award Agreement and that is granted under Section 8 of the Plan.

3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee’s charter, if any, and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority, rights and powers:

(a) to construe and interpret the Plan and apply its provisions;

(b) to promulgate, amend, modify, rescind and terminate rules and regulations relating to the administration of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to delegate its authority to one or more officers of the Company;

(e) to determine who are Employees, Consultants and Directors;

(f) to select, subject to the limitations set forth in this Plan, those Employees, Consultants and Directors to whom Awards shall be granted;

(g) to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(h) to determine the type of Award to be granted to an Employee, Consultant or Director and the number of shares of Common Stock to be made subject to such Award;

(i) to determine, subject to the limitations set forth in this Plan, whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(j) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions (including vesting upon attainment of specified performance goals and/or metrics), and to specify the provisions of the Award Agreement relating to such grant;

(k) to amend any outstanding Awards or Award Agreements, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment materially impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent;

(l) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any Award Agreement, instrument or agreement relating to, or Award granted under, the Plan; and

(o) to make any and all other determinations and to take any and all other actions which it determines to be necessary, desirable or advisable for the administration of the Plan.

3.2 Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumed award shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. The Committee may also grant Awards under the Plan in settlement of or in substitution for outstanding awards or obligations to grant future awards in connection with the Company or an Affiliate acquiring another entity, an interest in another entity, or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

3.3 Committee Decisions Final. All designations, determinations, interpretations and other decisions made by the Committee pursuant to the provisions of the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding on the Company, the Participants and all other Persons.

3.4 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Shares Subject to the Plan.

4.1 Subject to adjustment in accordance with Section 13, a total of 30,000,000 shares of Common Stock shall be available with respect to the grant of Awards under the Plan, all of which may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2 Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, shares previously issued and reacquired by the Company or otherwise.

4.3 Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. In addition, shares of Common Stock subject to an Award under the Plan shall also again be made available for issuance or delivery under the Plan if such shares are (a) shares of Common Stock retained by the Company in payment of an Option or (b) shares of Common Stock withheld by the Company to satisfy any tax withholding obligation.

4.4 If the Committee authorizes the assumption of awards pursuant to Section 3.2 or Section 14.1 hereof, the assumption will reduce the number of shares of Common Stock available with respect to grant of Awards under the Plan in the same manner as if the assumed awards had been granted under the Plan.

5. Eligibility.

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted to Employees only. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.

5.2 Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6. Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2 Exercise Price of An Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4 Method of Exercise. The Option Exercise Price shall be paid, to the extent permitted by applicable laws, either (a) in cash or by certified or bank check (acceptable to the Company) at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve: (i) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired; (ii) by a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Option Exercise Price; (iii) by any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the Option Exercise Price that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

6.5 Transferability of An Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6 Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7 Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8 Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in a then-effective employment agreement between the Participant and the Company or applicable Affiliate, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately cease to be exercisable and terminate for no consideration. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall immediately cease to be exercisable and terminate for no consideration.

6.9 Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall immediately cease to be exercisable and terminate for no consideration.

6.10 Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall immediately cease to be exercisable and terminate for no consideration.

6.11 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which

Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

6.12 Detrimental Activity. Unless otherwise provided in an Award Agreement, all outstanding Options (whether or not vested) shall immediately cease to be exercisable and terminate for no consideration on the date on which an Optionholder engages in Detrimental Activity.

7. Restricted Stock and Phantom Stock. Each grant of Restricted Stock or Phantom Stock under the Plan shall be evidenced by an Award Agreement. Each grant of Restricted Stock and of Phantom Stock shall be subject to the terms and conditions set forth in this Section 7, and to such restrictions and other terms and conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

7.1 Restricted Stock. Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock, including the purchase price, if any, required to be paid by the Participant with respect to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (a) an escrow agreement satisfactory to the Committee, if applicable and (b) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, except as otherwise provided in the applicable Award Agreement, any dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account and subject to such terms and conditions as determined by the Committee. Any dividends withheld by the Committee pursuant to the immediately preceding sentence and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, without interest upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

7.2 Phantom Stock. The terms and conditions of a grant of Phantom Stock shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time Phantom Stock is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Phantom Stock granted hereunder and Phantom Stock shall not constitute an equity interest in the Company or in any

Affiliate. To the extent provided in an Award Agreement, the holder of Phantom Stock shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, which accumulated dividend equivalents shall be payable, without interest, to the Participant upon the vesting of such Phantom Stock (or at such other time as provided in the applicable Award Agreement), and if such Phantom Stock forfeited, the Participant shall have no right to such dividend equivalent payments.

7.3 Restrictions.

(a) Restrictions on Restricted Stock. Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of such restrictions pursuant to the Plan or the applicable Award Agreement, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (ii) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (iii) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such shares are forfeited, the stock certificates, if any, shall be promptly returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b) Restrictions on Phantom Stock. Phantom Stock awarded to a Participant shall be subject to forfeiture until the expiration of the restrictions on the Phantom Stock and satisfaction of the terms and conditions set forth in the Plan and the applicable Award Agreement, and to the extent such Phantom Stock is forfeited, all rights of the Participant to such Phantom Stock shall automatically terminate for no consideration without further obligation on the part of the Company.

7.4 Delivery of Restricted Stock and Settlement of Phantom Stock. Upon the vesting of shares of Restricted Stock, the restrictions set forth in Section 7.3(a) and in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the Plan or in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant (or to his or her beneficiary in the event of Participant’s death) the stock certificate evidencing the shares of Restricted Stock which have vested and any dividends credited to the Participant’s account with respect to such shares of Restricted Stock. Upon the vesting of any outstanding Phantom Stock, the Company shall deliver to the Participant (or to his or her beneficiary in the event of Participant’s death) one share of Common Stock for each vested share of Phantom Stock and any dividend equivalent payments credited to the Participant’s account with respect to such shares of Phantom Stock; provided, however, that if explicitly provided in the Award Agreement, the Committee may, in its sole discretion, elect to settle vested portion of such Award in cash or settle partly in cash and partly Common Stock, in such percentages as determined by the Committee in its sole discretion, in lieu of delivering only shares of Common Stock for vested shares of Phantom Stock. If, with respect to the vesting of Phantom Stock, a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the applicable shares of Phantom Stock vested, unless provided otherwise in the applicable Award Agreement. No Award of Restricted Stock or of Phantom Stock may be granted or settled for a fraction of a share of Common Stock.

7.5 Termination of Continuous Service. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates, all of such Participant’s unvested Restricted Stock and unvested Phantom Stock shall be immediately forfeited for no consideration.

8. Vested Stock. Each grant of Vested Stock under the Plan shall be evidenced by an Award Agreement and shall be subject to such terms and conditions, if any, not inconsistent with the Plan as may be reflected in the applicable Award Agreement, including the purchase price, if any, required to be paid by the Participant with respect to such Vested Stock.

9. Other Stock-Based Awards. Each grant of an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, which shall be evidenced by an Award Agreement. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates, all of such Participant’s unvested Other Stock-Based Awards shall immediately be forfeited for no consideration.

10. Securities Law Compliance.

10.1 Securities Registration. No Awards shall be granted under the Plan and no shares of Common Stock shall be issued and delivered upon the exercise of Options or the vesting or settlement of other Awards granted under the Plan unless and until the Company and/or the Participant have complied with all applicable federal and state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

10.2 Representations; Legends. The Committee may, as a condition to the grant of any Award or the exercise of any Option under the Plan, require a Participant to (i) represent in writing that the shares of Common Stock received in connection with such Award are being acquired for investment and not with a view to distribution and (ii) make such other representations and warranties as are deemed appropriate by counsel to the Company. Each certificate representing shares of Common Stock acquired under the Plan shall bear a legend in such form as the Company deems appropriate.

11. Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

12. Miscellaneous.

12.1 Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

12.2 Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 13 hereof.

12.3 No Employment or Other Service Rights. Nothing in the Plan or any Award Agreement or other instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in any capacity as an Employee, Consultant or Director or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee or the service of a Consultant with or without notice and with or without Cause or (b) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

12.4 Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

12.5 Withholding Obligations. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount of any applicable taxes determined by the Company to be required to be withheld in respect of an Award. Subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of

Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

13. Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and the maximum number of shares of Common Stock subject to Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award.

14. Effect of Change in Control.

14.1 In the event of a Change in Control, the Committee may, but shall not be obligated to:

(a) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any Award;

(b) cancel Awards and cause to be paid to the holders of vested Awards the value of such Awards, if any, as determined by the Committee, in its sole discretion, it being understood that in the case of any Option with an Option Exercise Price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor;

(c) provide for the issuance of substitute Awards or the assumption or replacement of such Awards; or

(d) provide written notice to Participants that for some period prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all shares of Common Stock subject thereto and upon the occurrence of the Change in Control, any Awards not so exercised shall terminate and be of no further force and effect.

14.2 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

15. Amendment of the Plan and Awards.

15.1 Amendment of the Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 13 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable laws.

15.2 Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

15.3 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the affected Participant consents.

15.4 Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards and the Award Agreements related thereto; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless the Participant consents.

16. General Provisions.

16.1 Clawback; Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, provide in an Award Agreement or otherwise that the Committee may cancel, terminate or cause to be forfeited of such Award for no consideration if the Participant has engaged in or engages in any Detrimental Activity. The Committee may, in its sole discretion, also provide in an Award Agreement or otherwise that (i) if the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting, exercise or settlement of any Award, and must promptly repay to the Company any gain thereon and (ii) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay promptly to the Company any such excess amount. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable laws.

16.2 Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

16.3 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate trust or fund or to segregate any assets to assure the performance of its obligations under the Plan. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

16.4 Limits on Transfer of Awards.

(a) Except as provided in Section 6 with respect to Options, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will, the laws of descent and distribution or domestic relations order entered or approved by a court of competent jurisdiction.

(b) Except as provided in Section 6 with respect to Options, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will, by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) or by domestic relations order entered or approved by a court of competent jurisdiction, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

16.5 Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

16.6 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

16.7 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

16.8 Section 409A. The Plan, all Awards and Award Agreements are intended to comply with or otherwise be exempt from Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered in accordance with such intention. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid the tax under Section 409A of the Code, if the Participant is a “specified employee” (as defined in Section 409A of the Code), amounts that as a result of a Participant’s separation from service would be paid and benefits that would be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s separation from service and that are not otherwise exempt from Section 409A of the Code shall instead be paid or provided, in either case without interest, on the Company’s or applicable Affiliate’s first regular payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). For purposes of Section 409A of the Code, each payment or amount due under this Plan shall be considered a separate payment, and a Participant’s entitlement to a series of payments under this Plan shall be treated as an entitlement to a series of separate payments. Notwithstanding the foregoing, none of the Company, any Affiliate or the Committee shall have any obligation to take any action to prevent the assessment of any additional tax, penalty or interest on any Participant under Section 409A of the Code and none of the Company, any Affiliate or the Committee will have any liability to any Participant for such tax, penalty or interest.

16.9 No Guarantee of Tax Consequences. None of the Board, the Company, any Affiliate or the Committee (i) makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant (or to any transferee of any Award or Person claiming through or on behalf of any Participant) or (ii) shall have any liability or responsibility with respect to any taxes, penalties or other amounts imposed on any Participant (or on any transferee of any Award or Person claiming through or on behalf of any Participant) as a result of the Plan or any Award or Award Agreement hereunder.

16.10 Disqualifying Dispositions. Any Participant or other Person who makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the amount realized upon the disposition of such shares of Common Stock.

16.11 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a written form acceptable to the Committee and shall be effective only when filed by the Participant in writing with and accepted by the Company during the Participant’s lifetime. In the absence of a valid beneficiary designation at the time a Participant’s death (or if all validly designated beneficiaries have predeceased such Participant), the Participant’s estate shall be deemed to be such Participant’s designated beneficiary.

16.12 Expenses. The costs of administering the Plan shall be paid by the Company.

16.13 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

16.14 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

16.15 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

17. Termination or Suspension of the Plan. The Plan shall terminate automatically on the tenth (10th) anniversary of the date it is adopted by the Board. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 15.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

18. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

Originally adopted by the Board and approved by the stockholders of Tellurian Investments Inc. on March 3, 2016.

As amended and restated by the Board of Directors of Tellurian Investments Inc. on May 26, 2016